Exhibit 5.1

March 4, 2026

Beacon Financial Corporation
131 Clarendon Street
Boston, MA 02116

Ladies & Gentlemen:

We have acted as counsel to Beacon Financial Corporation, a Delaware corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company from time to time of an unlimited number or dollar amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”), (iii) one or more series of the Company’s senior and/or subordinated debt securities (the “Debt Securities”), (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities, (v) purchase contracts for the purchase or sale of Common Stock, Debt Securities or Depositary Shares (the “Stock Purchase Contracts”), (vi) rights to subscribe for and to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Stock Purchase Contracts or Units (as defined below) (the “Subscription Rights”), and (vii) units, comprised of one or more of the Common Stock, Preferred Stock, Debt Securities, Warrants or Subscription Rights in any combination (the “Units,” and collectively with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Subscription Rights, the “Securities”), pursuant to the registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof the (the “Registration Statement”).

We have reviewed (i) the Registration Statement, (ii) the forms of indentures filed as Exhibits 4.7 and 4.9 to the Registration Statement, and (iii) certain resolutions adopted by the Company’s Board of Directors. We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

Beacon Financial Corporation

March 4, 2026

We have assumed that, at the time of the issuance, sale and delivery of each issue of the Securities: (i) the execution, delivery and performance by the Company of the indenture in the form of Exhibit 4.7 to the Registration Statement and any supplement to such indenture (collectively, the “Senior Indenture”), the indenture in the form of Exhibits 4.9 to the Registration Statement and any supplement to such indenture (collectively, the “Subordinated Indenture”), warrant agreement, subscription agreement, stock purchase agreement, unit agreement, amendment to the certificate of incorporation or other relevant governing instrument (collectively with the Senior Indenture and the Subordinated Indenture, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; (ii) the Company will have duly authorized, executed and delivered any such Document and will have duly authorized the issuance of any such Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby. We have also assumed that the Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Documents (other than any amendment to the certificate of incorporation) will be governed by and construed in accordance with the law of the Commonwealth of Massachusetts. We have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock or Preferred Stock, or of any other Securities which are exercisable or exchangeable for, or convertible into, Common Stock or Preferred Stock, the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its certificate of incorporation. With respect to any Document executed or to be executed by any party other than the Company, we have assumed that such party has, or will have, duly authorized, executed and delivered the Documents to which it is a party and that each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms. We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that when, as and if:

(1)            With respect to shares of Common Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to fix or otherwise determine the consideration to be received for the shares of Common Stock, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) the shares of Common Stock have been duly issued and delivered by the Company against payment therefore in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Common Stock and the plan of distribution, then, upon the happening of such events, the shares of Common Stock will be duly authorized and validly issued and will be fully paid and non-assessable.

Beacon Financial Corporation

March 4, 2026

(2)            With respect to shares of any series of Preferred Stock: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance of the shares of Preferred Stock of such series and fix or otherwise determine the consideration to be received for the shares of Preferred Stock and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) an appropriate certificate of designations with respect to such series of shares of Preferred Stock has been duly filed in accordance with applicable law, and (v) the shares of Preferred Stock with terms so fixed have been duly issued and delivered by the Company against payment therefore in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the shares of Preferred Stock of such series and the plan of distribution, then, upon the happening of such events, the shares of Preferred Stock of such series will be duly authorized and validly issued and will be fully paid and non-assessable.

(3)            With respect to Depositary Shares: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a deposit agreement and to authorize the form, terms, execution and delivery of any Depositary Shares and to fix or otherwise determine the consideration to be received for the Depositary Shares, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (v) the deposit agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the deposit agent; and (vi) the depositary receipts have been duly executed and delivered by the Company against payment therefore in accordance with the applicable deposit agreement and with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Depositary Shares and the plan of distribution, then, upon the happening of such events, the Depositary Shares will be duly authorized and validly issued and will entitle the holders thereof to the rights specified in the deposit agreement.

Beacon Financial Corporation

March 4, 2026

(4)            With respect to the Debt Securities: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such law; (ii) the Senior Indenture and/or the Subordinated Indenture been duly authorized, executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such indentures have been qualified under the Trust Indenture Act of 1939; (iii) all necessary corporate action has been taken by the Company to authorize any necessary indenture supplement and the form, terms, execution and delivery of the Debt Securities in conformity with the indenture and any indenture supplement; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (v) any shares of Common Stock or Preferred Stock initially issuable upon the conversion or exchange of such Debt Security, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (vi) the Note have been duly executed by the Company and authenticated by the trustee in accordance with any applicable indenture supplement and have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, the Debt Securities (including any Debt Securities to be issued by the Company upon the conversion or exercise of other Securities to be issued by the Company pursuant to the Registration Statement) will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)            With respect to the Warrants: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a warrant agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for the Warrants, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock, any series of Preferred Stock, any Depositary Shares, and any Debt Securities purchasable upon exercise of the Warrants, as applicable, have been duly and validly authorized and, with respect to any shares Common Stock or any series of Preferred Stock, reserved for issuance and sale; (v) the warrant agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent; and (vi) the Warrants have been duly executed and delivered by the Company against payment therefore in accordance with the applicable warrant agreement and with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement and any pricing supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will be duly authorized and validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Beacon Financial Corporation

March 4, 2026

(6)            With respect to the Stock Purchase Contracts: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a stock purchase contract agreement and/or a unit agreement, as applicable, and to authorize the form, terms, execution and delivery of any Stock Purchase Contracts and to fix or otherwise determine the consideration to be received for the Stock Purchase Contracts or Units, as applicable, and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock, Depositary Shares, Warrants or Debt Securities to be issued pursuant to such Stock Purchase Contracts have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) any necessary stock purchase contract agreement has been duly authorized, executed and delivered by the Company and any other party thereto, and the Stock Purchase Contracts have been duly executed and delivered by the Company against payment therefor in accordance with any applicable stock purchase contract agreement or unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Stock Purchase Contracts or units, as applicable, and the plan of distribution, then, upon the happening of such events, the Stock Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(7)            With respect to the Units: (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute, and deliver a unit agreement and to authorize the form, terms, execution and delivery of any Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock, Depositary Shares, Warrants or Debt Securities to be issued pursuant to such Units have been duly and validly authorized and, with respect to shares of Common Stock or Preferred Stock, reserved for issuance and sale; and (v) any necessary stock purchase contract agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the Company and any other party thereto, and the Units have been duly executed and delivered by the Company against payment therefor in accordance with any applicable stock purchase contract agreement or unit agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Beacon Financial Corporation

March 4, 2026

(8)            With respect to the Subscription Rights: (i) the Registration Statement and any required post-effective amendments to the Registration Statement have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize a subscription rights agreement and/or subscription rights certificate and the form, terms, execution and delivery of any Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iv) any shares of Common Stock or Preferred Stock to be issued pursuant to such Subscription Rights, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (v) the Subscription Rights have been duly executed and delivered by the Company against payment therefor in accordance with any applicable rights agreement or rights certificate, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Subscription Rights and the plan of distribution, then, upon the happening of such events, the Subscription Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is subject to the following qualifications:

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, and premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

We are members of the bar of the Commonwealth of Massachusetts. We do not express any opinion herein on any laws other than the law of the Commonwealth of Massachusetts and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP
Covington & Burling LLP